                                 Exhibit 99.1

                  Other Expenses of Issuance and Distribution

Item 14. Other Expenses of Issuance and Distribution

          The expenses in connection with the distribution of the Class A and Class B Certificates, Series 1999-1, other than underwriting discounts, are set forth in the following table. All amounts are estimated.


Legal Fees and Expenses........                   213,000
Accounting Fees and Expenses...                    35,000
Rating Agency Fees.............                   200,000
Printing and Engraving.........                    35,000
Blue Sky Fees and Expenses.....                     2,000
Miscellaneous..................                    15,000
                                                 --------
               Total...........                  $500,000


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